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                                                                    EXHIBIT 23.1

                                    CONSENT

    We consent to the use in this Registration Statement on form S-4 of Jackpot Enterprises, Inc. of our report dated September 21, 1998, appearing in the Preliminary Proxy Statement/Prospectus, which is part of this Registration Statement.

    We also consent to the reference to us under the headings "Selected Consolidated Historical and Unaudited Pro Forma Combined Financial Data" and "Experts" in such Preliminary Proxy Statement/ Prospectus.

/s/ Deloitte & Touche LLP
Deloitte & Touche LLP
Las Vegas, Nevada
May 7, 1999